UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 7, 2008	(December 31, 2007)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007, we amended the Supplemental Executive Retirement Agreements (“SERPs”) between Hexcel Corporation and each of David E. Berges, our Chairman and Chief Executive Officer, and Ira J. Krakower, Senior Vice President, General Counsel and Secretary.  The amendment:

•                  Changes the form of payment in the event of disability from an annuity to an actuarially equivalent lump sum, and

•                  Permitted Messrs. Berges and Krakower to make an election prior to the end of 2007, under the transitional election rules of Section 409A of the Internal Revenue Code (“Section 409A”), regarding the form of payment of benefits in 2008 in the event the employment of Mr. Berges or Mr. Krakower terminates in 2008, with such election effective immediately.  Absent this amendment, any such election would not have been effective for one year. Messrs. Berges and Krakower have elected to receive lump sum payments of their respective retirement benefits.

On December 31, 2007, we amended and restated the Executive Deferred Compensation Agreement (“EDCA”) between Hexcel and Wayne C. Pensky, Senior Vice President and Chief Financial Officer.  The vast majority of the changes were made to comply with Section 409A, and relate to matters such as the timing of elections as to forms of payment and the timing of payments. The amendment and restatement also:

•                  Permits Mr. Pensky to elect to receive his retirement income payments in the form of an actuarially equivalent lump sum.  Previously, Mr. Pensky was entitled to elect a lump sum in the case of a change in control; in the event of a termination under any other circumstances, Mr. Pensky could have requested a lump sum, but whether to pay in the form of a lump sum was within our discretion.

•                  Converts our obligation to provide health, dental and certain life insurance after termination and until age 75 to a lump sum amount (the “Benefits Lump Sum”).  The value of the Benefits Lump Sum is equal to the value of the liability associated with our obligation to provide such benefits as is determined for financial statement purposes.  In the event Mr. Pensky receives his retirement income payments in the form of an annuity, the Benefits Lump Sum would be converted into an actuarially equivalent annuity and added to the monthly retirement income payments.

•                  Provides that the Benefits Lump Sum is paid regardless whether Mr. Pensky receives his retirement income payments in the form of an annuity or a lump sum.  Previously, had Mr. Pensky received his retirement income payments in the form of a lump sum, he would have given up the health, dental and life insurance benefits.

We also amended and restated the EDCA between Hexcel and Robert G. Hennemuth, our Senior Vice President — Human Resources, in the same manner as we amended and restated the EDCA between Hexcel and Mr. Pensky.  Messrs. Pensky and Hennemuth have elected to receive lump sum payments of their respective retirement benefits.

Item 9.01                                                 Financial Statements and Exhibits

(d)           Exhibits

99.1                           First Amendment to Supplemental Executive Retirement Agreement between Hexcel Corporation and David E. Berges, dated December 31, 2007

99.2                           Second Amendment to Supplemental Executive Retirement Agreement between Hexcel Corporation and Ira J. Krakower, dated December 31, 2007

99.3                           Amended and Restated Executive Deferred Compensation Agreement between Hexcel Corporation and Wayne C. Pensky, dated December 31, 2007

99.4                           Amended and Restated Executive Deferred Compensation Agreement between Hexcel Corporation and Robert G. Hennemuth, dated December 31, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

January 7, 2008
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	First Amendment to Supplemental Executive Retirement Agreement between Hexcel Corporation and David E. Berges, dated December 31, 2007

99.2	Second Amendment to Supplemental Executive Retirement Agreement between Hexcel Corporation and Ira J. Krakower, dated December 31, 2007

99.3	Amended and Restated Executive Deferred Compensation Agreement between Hexcel Corporation and Wayne C. Pensky, dated December 31, 2007

99.4	Amended and Restated Executive Deferred Compensation Agreement between Hexcel Corporation and Robert G. Hennemuth, dated December 31, 2007